Exhibit 99.1

                        WERNER ENTERPRISES, INC.
                           14507 Frontier Road
                             P. O. Box 45308
                          Omaha, Nebraska 68145


FOR IMMEDIATE RELEASE                         Contacts:  John J. Steele
---------------------           Executive Vice President, Treasurer and
                                                Chief Financial Officer
                                                         (402) 894-3036


                                               Robert E. Synowicki, Jr.
                                           Executive Vice President and
                                              Chief Information Officer
                                                         (402) 894-3350


 WERNER ENTERPRISES REPORTS FOURTH QUARTER AND ANNUAL 2009 REVENUES AND
                                EARNINGS

Omaha, Nebraska, January 27, 2010:
---------------------------------

     Werner Enterprises, Inc. (NASDAQ:WERN), one of the nation's largest transportation and logistics companies, reported revenues and earnings for the fourth quarter and year ended December 31, 2009.

     Revenues decreased 10% to $439.6 million in fourth quarter 2009 compared to $490.6 million in fourth quarter 2008. Trucking revenues, excluding fuel surcharges, declined 8% to $319.0 million in fourth quarter 2009 compared to $346.2 million in fourth quarter 2008. Value Added Services ("VAS") revenues increased 1% and were $62.3 million in fourth quarter 2009 compared to $61.9 million in fourth quarter 2008. Earnings per share decreased 4% to 25 cents per share in fourth quarter 2009 compared to 26 cents per share in fourth quarter 2008.

     For the full year, revenues decreased 23% to $1.666 billion in 2009 compared to $2.166 billion in 2008. Trucking revenues, excluding fuel surcharges, declined 12% to $1.256 billion in 2009 compared to $1.431 billion in 2008. VAS revenues declined 18% and were $217.9 million in 2009 compared to $265.3 million in 2008. Earnings per share declined 17% to 79 cents per share in 2009 compared to 94 cents per share in 2008.

     Freight shipment volumes continued to firm in fourth quarter 2009. The daily pre-books (ratio of loads to trucks) for the One-Way truckload fleets in fourth quarter 2009 held steady from levels achieved in September 2009. On a year-over-year basis, pre-books were meaningfully stronger in fourth quarter 2009 compared to decelerating pre-books during fourth quarter 2008. Management continues to believe a portion of the Company's strengthening freight demand is caused by shippers acknowledging and adjusting to the increased risk of relying on highly leveraged carriers.

     Pricing remained competitive, due primarily to the high level of customer bid activity that occurred during the first half of 2009. Much of our pricing on committed business is available for review with customers in the first half of 2010. The Company is planning for a better relative freight pricing market and more freight opportunities in 2010 compared to what transpired in the first half of 2009. Management is cautiously optimistic that the Company will experience gradual improvement in the freight market during 2010.

     Strong   operational  achievements  and  cost   control   execution
mitigated  the  impact of volume declines on operating  results.   These
include:

  -Loaded miles per truck grew 2.5% in fourth quarter 2009 compared to fourth quarter 2008.

  -Empty miles per trip declined 25% to 62 miles in fourth quarter 2009 compared to 82 miles in fourth quarter 2008.

  -The tractor-to-non-driver ratio, a primary measure of employee productivity, improved 14% to 4.10 in fourth quarter 2009 compared to
  3.59 in fourth quarter 2008.

  -Fuel miles per gallon ("mpg") improved on a year-over-year basis for the eleventh consecutive quarter, rising 2.8% in fourth quarter 2009 compared to fourth quarter 2008.

  -Insurance and claims costs continued to improve, responding to the safety initiatives implemented in June 2009. Insurance cost per mile declined 23% to 8.7 cents per mile in fourth quarter 2009 compared to
  11.3 cents per mile in fourth quarter 2008.

  -Cost control initiatives throughout the Company helped lower the trucking cost per mile, excluding fuel, in fourth quarter 2009 compared to fourth quarter 2008 by nearly 6 cents a mile.

  -The   Company's   VAS   division  improved   its   operating   income
  sequentially in each quarter of 2009.

     The Company would like to thank all of its employees for their hard work and dedication as it faced the challenges of 2009 and positioned Werner Enterprises for the opportunities of 2010.

     Management believes that excess capacity in the truckload sector continues to be supported by lender leniency that is not ultimately sustainable. There are early signs that trucking company failures are beginning to accelerate.

     Werner continues to diversify its business model with the goal of a balanced portfolio of One-Way Truckload (which includes the Regional, medium-to-long-haul Van, and Expedited fleets), Dedicated, and Logistics. Within One-Way Truckload, the Company continues to reduce its medium-to-long-haul Van fleet and grow its Regional fleets. The Company's specialized services division, primarily Dedicated, held nearly steady during the quarter in a challenging market at 3,300 trucks.

     Diesel fuel prices were 5 cents a gallon higher in fourth quarter 2009 than fourth quarter 2008, and were 17 cents a gallon higher than third quarter 2009. Rapidly declining fuel prices in fourth quarter 2008 had a temporary favorable impact on net fuel costs (fuel expense, less fuel surcharge revenues) and earnings. For the first 27 days of January 2010, the average diesel fuel price per gallon was 59 cents higher than the average diesel fuel price per gallon in the same period of 2009 and 72 cents higher than in first quarter 2009. Continued lower fuel prices in the first half of 2009 resulted in a similar temporary favorable impact on net fuel costs and earnings.

     The Company's fuel mpg program continued to yield positive results. Due strictly to mpg improvements from its fuel management programs, Werner purchased 1.0 million fewer gallons of diesel fuel in fourth quarter 2009 compared to fourth quarter 2008 and 5.5 million fewer gallons in 2009 compared to 2008. This fuel savings alone reduced the Company's carbon emissions by nearly 61,050 tons.

     The Company realized gains on sales of assets of $1.3 million in fourth quarter 2009 compared to $1.1 million in fourth quarter 2008, primarily from trucks and trailers sold by Werner's wholly-owned subsidiary, Fleet Truck Sales. Buyer demand for used trucks remains low, but seems to have stabilized. Gains on sales are reflected as a reduction of Other Operating Expenses in the Company's income statement.

     To provide shippers with additional sources of managed capacity and network analysis, Werner continues to develop its non-asset-based VAS segment. VAS includes Brokerage, Freight Management, Intermodal and Werner Global Logistics.


                               4Q09           4Q08             2009             2008
Value Added Services      -------------  --------------  ---------------  ---------------
 (amounts in 000's)          $      %       $       %       $        %       $        %
--------------------      -------------  --------------  ---------------  ---------------
Revenues                  $62,315 100.0  $61,861  100.0  $217,942  100.0  $265,262  100.0
Rent and purchased
  transportation expense   52,096  83.6   52,140   84.3   181,215   83.1   225,498   85.0
                          -------        -------         --------         --------
Gross margin               10,219  16.4    9,721   15.7    36,727   16.9    39,764   15.0
Other operating expenses    6,198   9.9    6,821   11.0    24,377   11.2    25,194    9.5
                          -------        -------         --------         --------
Operating income           $4,021   6.5   $2,900    4.7   $12,350    5.7   $14,570    5.5
                          =======        =======         ========         ========


     The following table shows the change in shipment volume and average revenue (excluding logistics fee revenue) per shipment for all VAS shipments:


                                                            %                                       %
                            4Q09      4Q08   Difference  Change    2009      2008    Difference  Change
                          -------   -------  ----------  ------   -------   -------  ----------  ------
Total VAS shipments        65,249    59,557       5,692     10%   243,286   231,754      11,532      5%
Less: Non-committed
  shipments to
  Truckload segment       (26,190)  (20,555)     (5,635)    27%   (93,825)  (71,299)    (22,526)    32%
                          -------   -------  ----------           -------   -------  ----------
Net VAS shipments          39,059    39,002          57      0%   149,461   160,455     (10,994)   (7)%
                          =======   =======  ==========           =======   =======  ==========

Average revenue
  per shipment             $1,373    $1,448        ($75)   (5)%    $1,321    $1,576       ($255)  (16)%
                          =======   =======  ==========           =======   =======  ==========


     VAS revenues, gross margin and operating income rose sequentially for the third consecutive quarter. On a year-over-year basis, Brokerage revenues for fourth quarter 2009 were essentially flat and operating income increased due primarily to a 100 basis point improvement in the gross margin percentage. Intermodal revenues and operating income declined due to an extremely competitive pricing market which reduced gross margins. Werner Global Logistics once again achieved meaningful revenue and operating income improvement.

     Comparisons  of  the  operating  ratios  (net  of  fuel   surcharge
revenues) for the Truckload segment and VAS segment for fourth quarters and full years 2009 and 2008 are shown below.


Operating Ratios                     4Q09    4Q08   Difference   2009   2008   Difference
----------------                     -----   -----  ----------   -----  -----  ----------
Truckload Transportation Services    91.7%   92.3%    (0.6)%     93.3%  93.4%     (0.1)%
Value Added Services                 93.5    95.3     (1.8)      94.3   94.5      (0.2)


     Fluctuating fuel prices and fuel surcharge collections impact the total company operating ratio and the Truckload segment's operating ratio when fuel surcharges are reported on a gross basis as revenues versus netting against fuel expenses. Eliminating fuel surcharge revenues, which are generally a more volatile source of revenue, provides a more consistent basis for comparing the results of operations from period to period. The Truckload segment's operating ratios for fourth quarter 2009 and fourth quarter 2008 are 92.9% and 93.7%, respectively, and for the full year 2009 and 2008 are 94.1% and 95.0%, respectively, when fuel surcharge revenues are reported as revenues instead of a reduction of operating expenses.

     The Company's financial position remains strong. The Company ended the year with no debt and $18.4 million of cash, after paying an $89.9 million special dividend to shareholders in December 2009.


                                                    INCOME STATEMENT DATA
                                                         (Unaudited)
                                           (In thousands, except per share amounts)

                                         Quarter        % of     Quarter       % of
                                          Ended      Operating    Ended     Operating
                                         12/31/09     Revenues   12/31/08    Revenues
                                         --------    ---------   --------   ---------
Operating revenues                       $439,638        100.0   $490,574       100.0
                                         --------    ---------   --------   ---------
Operating expenses:
   Salaries, wages and benefits           129,506         29.4    143,644        29.3
   Fuel                                    72,863         16.6     84,515        17.2
   Supplies and maintenance                35,775          8.1     40,188         8.2
   Taxes and licenses                      24,384          5.5     26,559         5.4
   Insurance and claims                    19,186          4.4     26,983         5.5
   Depreciation                            38,299          8.7     42,303         8.6
   Rent and purchased transportation       85,578         19.5     90,256        18.4
   Communications and utilities             3,624          0.8      4,751         1.0
   Other                                     (197)         0.0        748         0.2
                                         --------    ---------   --------   ---------
      Total operating expenses            409,018         93.0    459,947        93.8
                                         --------    ---------   --------   ---------
   Operating income                        30,620          7.0     30,627         6.2
                                         --------    ---------   --------   ---------

Other expense (income):
   Interest expense                            17          0.0         74         0.0
   Interest income                           (435)        (0.1)      (923)       (0.2)
   Other                                     (114)         0.0       (277)       (0.1)
                                         --------    ---------   --------   ---------
      Total other expense (income)           (532)        (0.1)    (1,126)       (0.3)
                                         --------    ---------   --------   ---------

Income before income taxes                 31,152          7.1     31,753         6.5
Income taxes                               13,148          3.0     13,106         2.7
                                         --------    ---------   --------   ---------
Net income                                $18,004          4.1    $18,647         3.8
                                         ========    =========   ========   =========

Diluted shares outstanding                 72,335                  71,836
                                         ========                ========
Diluted earnings per share                   $.25                    $.26
                                         ========                ========


                                                       OPERATING STATISTICS
                                             Quarter Ended              Quarter Ended
                                               12/31/09     % Change      12/31/08
                                             -------------  --------    -------------
Trucking revenues, net of fuel surcharge (1)      $319,022     -7.8%         $346,158
Trucking fuel surcharge revenues (1)                54,108    -29.2%           76,391
Non-trucking revenues, including VAS (1)            63,545     -1.0%           64,197
Other operating revenues (1)                         2,963    -22.6%            3,828
                                             -------------              -------------
     Operating revenues (1)                       $439,638    -10.4%         $490,574
                                             =============              =============

Average monthly miles per tractor                   10,145      0.6%           10,089
Average revenues per total mile (2)                 $1.440     -0.3%           $1.444
Average revenues per loaded mile (2)                $1.632     -2.2%           $1.669
Average percentage of empty miles                    11.82%   -12.1%            13.45%
Average trip length in miles (loaded)                  463    -12.6%              530
Total miles (loaded and empty) (1)                 221,599     -7.5%          239,640
Average tractors in service                          7,281     -8.0%            7,917
Average revenues per tractor per week (2)           $3,370      0.2%           $3,363
Capital expenditures, net (1)                      $22,097                    $34,587
Cash flow from operations (1)                      $25,134                    $69,918
Return on assets (annualized)                          5.7%                       5.4%
Total tractors (at quarter end)
     Company                                         6,575                      7,000
     Owner-operator                                    675                        700
                                             -------------              -------------
          Total tractors                             7,250                      7,700

Total trailers (truck and intermodal,
  quarter end)                                      23,880                     24,940


(1)  Amounts in thousands.
(2)  Net of fuel surcharge revenues.


                                                    INCOME STATEMENT DATA
                                          (In thousands, except per share amounts)

                                          Year        % of        Year        % of
                                         Ended     Operating     Ended     Operating
                                        12/31/09    Revenues    12/31/08    Revenues
                                       ----------  ---------   ----------  ---------
Operating revenues                     $1,666,470      100.0   $2,165,599      100.0
                                       ----------  ---------   ----------  ---------
Operating expenses:
   Salaries, wages and benefits           522,962       31.4      586,035       27.1
   Fuel                                   247,640       14.9      508,594       23.5
   Supplies and maintenance               141,402        8.5      163,524        7.6
   Taxes and licenses                      96,406        5.8      109,443        5.0
   Insurance and claims                    83,458        5.0      104,349        4.8
   Depreciation                           155,315        9.3      167,435        7.7
   Rent and purchased transportation      305,854       18.4      397,887       18.4
   Communications and utilities            15,856        0.9       19,579        0.9
   Other                                      886        0.0       (4,182)      (0.2)
                                       ----------  ---------   ----------  ---------
      Total operating expenses          1,569,779       94.2    2,052,664       94.8
                                       ----------  ---------   ----------  ---------
Operating income                           96,691        5.8      112,935        5.2
                                       ----------  ---------   ----------  ---------

Other expense (income):
   Interest expense                            99        0.0           83        0.0
   Interest income                         (1,779)      (0.1)      (3,972)      (0.2)
   Other                                     (466)       0.0         (198)       0.0
                                       ----------  ---------   ----------  ---------
      Total other expense (income)         (2,146)      (0.1)      (4,087)      (0.2)
                                       ----------  ---------   ----------  ---------

Income before income taxes                 98,837        5.9      117,022        5.4
Income taxes                               42,253        2.5       49,442        2.3
                                       ----------  ---------   ----------  ---------
Net income                                $56,584        3.4      $67,580        3.1
                                       ==========  =========   ==========  =========

Diluted shares outstanding                 72,075                  71,658
                                       ==========              ==========
Diluted earnings per share                   $.79                    $.94
                                       ==========              ==========


                                                        OPERATING STATISTICS
                                                     Year                  Year
                                                    Ended                 Ended
                                                   12/31/09   % Change   12/31/08
                                                  ----------  --------  ----------
Trucking revenues, net of fuel surcharge (1)      $1,256,355    -12.2%  $1,430,560
Trucking fuel surcharge revenues (1)                 176,744    -60.1%     442,614
Non-trucking revenues, including VAS (1)             222,159    -18.9%     273,896
Other operating revenues (1)                          11,212    -39.5%      18,529
                                                  ----------            ----------
     Operating revenues (1)                       $1,666,470    -23.0%  $2,165,599
                                                  ==========            ==========


Average monthly miles per tractor                      9,936     -2.3%      10,165
Average revenues per total mile (2)                   $1.439     -1.5%      $1.461
Average revenues per loaded mile (2)                  $1.645     -2.4%      $1.686
Average percentage of empty miles                      12.52%    -6.2%       13.35%
Average trip length in miles (loaded)                    463    -13.9%         538
Total miles (loaded and empty) (1)                   872,856    -10.9%     979,211
Average tractors in service                            7,321     -8.8%       8,028
Average revenues per tractor per week (2)             $3,300     -3.7%      $3,427
Capital expenditures, net (1)                        $98,846              $114,978
Cash flow from operations (1)                       $194,440              $259,130
Return on assets (annualized)                            4.5%                  5.0%
Total tractors (at quarter end)
     Company                                           6,575                 7,000
     Owner-operator                                      675                   700
                                                  ----------            ----------
          Total tractors                               7,250                 7,700

Total trailers (truck and intermodal,
   quarter end)                                       23,880                24,940


(1)  Amounts in thousands.
(2)  Net of fuel surcharge revenues.


                                                                BALANCE SHEET DATA
                                                       (In thousands, except share amounts)

                                                         12/31/09                 12/31/08
                                                        ----------               ----------

ASSETS
Current assets:
   Cash and cash equivalents                               $18,430                  $48,624
   Accounts receivable, trade, less allowance of
    $9,167 and $9,555, respectively                        180,740                  185,936
   Other receivables                                        10,366                   18,739
   Inventories and supplies                                 12,725                   10,644
   Prepaid taxes, licenses and permits                      14,628                   16,493
   Current deferred income taxes                            24,808                   30,789
   Other current assets                                     22,807                   20,659
                                                        ----------               ----------
      Total current assets                                 284,504                  331,884
                                                        ----------               ----------

Property and equipment                                   1,580,711                1,613,102
Less - accumulated depreciation                            708,809                  686,463
                                                        ----------               ----------
      Property and equipment, net                          871,902                  926,639
                                                        ----------               ----------

Other non-current assets                                    16,603                   16,795
                                                        ----------               ----------

                                                        $1,173,009               $1,275,318
                                                        ==========               ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                        $47,056                  $46,684
   Current portion of long-term debt                             -                   30,000
   Insurance and claims accruals                            65,667                   79,830
   Accrued payroll                                          17,567                   25,850
   Other current liabilities                                16,451                   19,006
                                                        ----------               ----------
      Total current liabilities                            146,741                  201,370
                                                        ----------               ----------

Other long-term liabilities                                  8,760                    7,406

Insurance and claims accruals, net of current portion      113,500                  120,500

Deferred income taxes                                      199,358                  200,512

Stockholders' equity:
   Common stock, $.01 par value, 200,000,000 shares
    authorized; 80,533,536 shares issued; 71,896,512
    and 71,576,267 shares outstanding, respectively            805                      805
   Paid-in capital                                          92,389                   93,343
   Retained earnings                                       778,890                  826,511
   Accumulated other comprehensive loss                     (5,556)                  (7,146)
   Treasury stock, at cost; 8,637,024 and 8,957,269
    shares, respectively                                  (161,878)                (167,983)
                                                        ----------               ----------
      Total stockholders' equity                           704,650                  745,530
                                                        ----------               ----------
                                                        $1,173,009               $1,275,318
                                                        ==========               ==========


     Werner Enterprises, Inc. was founded in 1956 and is a premier transportation and logistics company, with coverage throughout North America, Asia, Europe, South America, Africa and Australia. Werner maintains its global headquarters in Omaha, Nebraska and maintains offices in the United States, Canada, Mexico, China and Australia. Werner is among the five largest truckload carriers in the United States, with a diversified portfolio of transportation services that includes dedicated, medium-to-long-haul, regional and local van capacity, expedited, temperature-controlled and flatbed services. Werner's Value Added Services portfolio includes freight management, truck brokerage, intermodal, load/mode and network optimization and freight forwarding. Werner, through its subsidiary companies, is a licensed U.S. NVOCC, U.S. Customs Broker, Class A Freight Forwarder in China, licensed China NVOCC, TSA-approved Indirect Air Carrier, and IATA Accredited Cargo Agent.

     Werner Enterprises, Inc.'s common stock trades on The NASDAQ Global Select MarketSM under the symbol "WERN". For further information about Werner, visit the Company's website at www.werner.com.

     Note: This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company's management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009. For those reasons, undue reliance should not be placed on any such forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.